Exhibit 99.1

News Release

FOR RELEASE –– OCTOBER 29, 2015

Corning Announces $1.25 Billion Accelerated Share Repurchase

CORNING, N.Y. — Corning Incorporated (NYSE: GLW) today announced that it has entered into an accelerated share repurchase agreement (ASR) with Morgan Stanley & Co. LLC to repurchase $1.25 billion of the company’s common stock. The ASR is executed pursuant to the $2 billion share repurchase program authorized by Corning’s Board of Directors on July 15, 2015, which was supplemented by an additional $4 billion share repurchase program authorized on October 26, 2015.

Under the terms of the ASR, Corning has agreed to repurchase in total $1.25 billion of its common stock from Morgan Stanley & Co. LLC, with an initial delivery of approximately 53.1 million shares based on current market prices. The final number of shares to be repurchased will be based on Corning’s volume-weighted average stock price during the term of the transaction. The program is expected to be completed in the first quarter of 2016. The company expects to finance the ASR with cash on hand.

Year to date through October 29, 2015, Corning has repurchased nearly 151.5 million shares, including the initial delivery of shares under this ASR.

Forward-Looking and Cautionary Statements
This press release contains “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995), which are based on current expectations and assumptions about Corning’s financial results and business operations, that involve substantial risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include: the effect of global political, economic and business conditions; conditions in the financial and credit markets; currency fluctuations; tax rates; product demand and industry capacity; competition; reliance on a concentrated customer base; manufacturing efficiencies; cost reductions; availability of critical components and materials; new product commercialization; pricing fluctuations and changes in the mix of sales between premium and non-premium products; new plant start-up or restructuring costs; possible disruption in commercial activities due to terrorist activity, armed conflict, political or financial instability, natural disasters, adverse weather conditions, or major health concerns; adequacy of insurance; equity company activities; acquisition and divestiture activities; the level of excess or obsolete inventory; the rate of technology change; the ability to enforce patents; product and components performance issues; retention of key personnel; stock price fluctuations; and adverse litigation or regulatory developments. These and other risk factors are detailed in Corning’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the day that they are made, and Corning undertakes no obligation to update them in light of new information or future events.
Digital Media Disclosure
In accordance with guidance provided by the SEC regarding the use of company websites and social media channels to disclose material information, Corning Incorporated (“Corning”) wishes to notify investors, media, and other interested parties that it intends to use its website (http://www.corning.com/worldwide/en/about-us/news-events.html) to publish important information about the company, including information that may be deemed material to investors. The list of websites and social media channels that the company uses may be updated on Corning’s media and website from time to time. Corning encourages investors, media, and other interested parties to review the information Corning may publish through its website and social media channels as described above, in addition to the company’s SEC filings, press releases, conference calls, and webcasts.

About Corning Incorporated
Corning (www.corning.com) is one of the world’s leading innovators in materials science. For more than 160 years, Corning has applied its unparalleled expertise in specialty glass, ceramics, and optical physics to develop products that have created new industries and transformed people’s lives. Corning succeeds through sustained investment in R&D, a unique combination of material and process innovation, and close collaboration with customers to solve tough technology challenges. Corning’s businesses and markets are constantly evolving. Today, Corning’s products enable diverse industries such as consumer electronics, telecommunications, transportation, and life sciences. They include damage-resistant cover glass for smartphones and tablets; precision glass for advanced displays; optical fiber, wireless technologies, and connectivity solutions for high-speed communications networks; trusted products that accelerate drug discovery and manufacturing; and emissions-control products for cars, trucks, and off-road vehicles.

Media Relations Contact:
Daniel F. Collins
(607) 974-4197
collinsdf@corning.com

Investor Relations Contact:
Ann H.S. Nicholson
(607) 974-6716
nicholsoas@corning.com